Exhibit 99.1

October 18, 2007

Investors May Contact:

Kevin Stitt, Bank of America, 704.386.5667

Lee McEntire, Bank of America, 704.388.6780

Leyla Pakzad, Bank of America, 704.386.2024

Reporters may contact:

Scott Silvestri, Bank of America 1.980.388.9921

scott.silvestri@bankofamerica.com

Bank of America Third Quarter Earnings Per Share Decline 31% to 82 Cents

Capital Markets Losses Offset Solid Revenue Growth in Most Businesses

CHARLOTTE — Bank of America Corporation today reported third quarter net income declined 32 percent to $3.70 billion from $5.42 billion a year earlier. Diluted earnings per share fell 31 percent to $0.82 from $1.18.

Lower net income resulted from a $1.33 billion decline in earnings in Global Corporate and Investment Banking given the significant disruption in the financial markets during the quarter. Provision expense increased $865 million due to consumer and small business credit costs rising from post bankruptcy reform lows, growth and seasoning in various portfolios and stress in several portfolios driven by the weakened U.S. housing market.

“While the significant dislocations in the capital markets have hurt most participants, we are still very disappointed in our third quarter performance,” said Kenneth D. Lewis, chairman and chief executive officer. “However, the majority of our businesses experienced solid revenue growth as sales momentum continued, demonstrating the value of our diverse business mix. We continued to invest in our businesses for the long-term and to introduce innovative products and services to differentiate Bank of America in the marketplace. While we cannot predict the near-term, I am confident that such innovation and execution combined with the advantages of scale and reach are the formula for future success.”

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Impact of Capital Markets on Financial Results

•	Unprecedented market disruptions impacted trading results. As a result, Global Corporate and Investment Banking net income fell 93 percent to $100 million from $1.43 billion a year earlier.

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Capital Markets and Advisory Services, a business within GCIB which includes Liquid Products, Credit Products, Structured Products and Equities, posted a $717 million net loss compared with net income of $298 million a year earlier. Included in the net loss for the quarter were $247 million in markdowns, net of fees, on leveraged and non-leveraged loans and commitments.

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Contributing to the loss in Credit Products was a $607 million trading revenue loss due principally to the breakdowns in traditional pricing relationships, which made hedges ineffective, and the widening of credit spreads.

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Structured Products, which includes asset-backed and residential mortgage-backed securities, commercial mortgages, collateralized debt obligations (CDOs) and structured credit trading had a net revenue loss of $527 million. The loss arose from lower investment banking fees and trading declines principally due to the same conditions affecting Credit Products.

Third Quarter 2007 Business Highlights (vs. a year earlier)

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Total sales of retail products rose 12 percent, generated by strong growth in sales of first mortgages, checking and savings accounts and online banking activations. Net new retail checking accounts grew to a record 757,000.

•	Retail deposits increased $16.52 billion, or 4 percent. Debit card purchase volume increased 11 percent and an increase in retail accounts drove service charge income higher by 8 percent.

•	First mortgage originations rose 27 percent helped by the success of No Fee Mortgage PLUS, which accounted for 21 percent of first mortgage production in the third quarter.

•	Average loans and leases in Business Lending increased 9 percent to nearly $240 billion.

•	Total unit sales to small businesses with less than $2.5 million in annual sales rose 24 percent, while average deposits grew 9 percent.

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Total assets under management (AUM) in Global Wealth and Investment Management increased to a record of nearly $710 billion helped by the addition of U.S. Trust and strong net flows. On a 1-year and 3-year AUM weighted basis, 63 percent and 96 percent, respectively, of the Columbia Funds and Excelsior equity funds were in the top 2 performance quartiles compared with their peer group. [1]

Third Quarter 2007 Financial Summary

Revenue

Revenue net of interest expense on a fully taxable-equivalent basis declined 12 percent to $16.30 billion from $18.49 billion in the third quarter 2006.

Noninterest income fell 24 percent to $7.31 billion from $9.60 billion in the third quarter of 2006. The decrease was mainly due to trading account losses of $1.46 billion and the absence of a gain on the sale of the company’s operations in Brazil recognized in the third quarter of last year. The decrease was partially offset by the absence of a $469 million loss on the sale of debt securities a year earlier and improvements in investment and brokerage services and equity investment income.

Net interest income on a fully taxable-equivalent basis was $8.99 billion compared with $8.89 billion the previous year. The net interest yield narrowed 12 basis points to 2.61 percent.

Efficiency

Noninterest expense decreased 4 percent to $8.54 billion from $8.86 billion a year earlier as a result of lower capital markets incentive compensation and pretax merger and restructuring charges. Pretax merger and restructuring charges mainly related to the U.S. Trust acquisition were $84 million compared with $269 million a year earlier which were associated with the MBNA purchase. The efficiency ratio on a fully taxable-equivalent basis was 52.40 percent.

1 Results shown are defined by Global Wealth and Investment Management’s calculation of the percentage of assets under management in the top two quartiles of categories based on Morningstar as of August 31, 2007. The category percentile rank was calculated by ranking the three year net return of share classes within the categories. The assets of the number of funds within the top 2 quartile results were added and then divided by Global Wealth and Investment Management’s total assets under management. Past performance is no guarantee of future results. The share class earning the ranking may have limited eligibility and may not be available to all investors.

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Credit Quality

Credit costs continued to rise from the unusually low levels experienced in 2006 post bankruptcy reform. Given weakened housing and capital markets conditions, certain sectors began to experience some weakness. However, overall credit quality remained sound as credit card losses stabilized, declining from the second quarter.

Provision expense in the third quarter rose from a year ago due to higher net charge-offs and increased reserves from the seasoning of the small business and home equity portfolios, reflecting growth in these businesses. The company also added reserves for its home equity and homebuilder loan portfolios in view of the impact of the weakened U.S. housing market.

•	Provision for credit losses was $2.03 billion, up from $1.81 billion in the second quarter of 2007, and $1.17 billion in the third quarter of 2006.

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Net charge-offs were $1.57 billion, or 0.80 percent of total average loans and leases. This compared with $1.50 billion, or 0.81 percent, in the second quarter of 2007 and $1.28 billion, or 0.75 percent, in the third quarter of 2006.

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Total managed net losses were $2.84 billion, or 1.27 percent of total average managed loans and leases compared with $2.77 billion, or 1.31 percent, in the second quarter of 2007 and $2.20 billion, or 1.11 percent, in the third quarter of 2006.

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Nonperforming assets were $3.37 billion, or 0.43 percent of total loans, leases and foreclosed properties, at September 30 compared with $2.39 billion, or 0.32 percent, at June 30, 2007 and $1.66 billion, or 0.25 percent at September 30, 2006.

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The allowance for loan and lease losses was $9.54 billion, or 1.21 percent of total loans and leases measured at historical cost at September 30 compared with $9.06 billion, or 1.20 percent, at June 30 and $8.87 billion, or 1.33 percent, at September 30, 2006.

Capital Management

Total shareholders’ equity was $138.51 billion at September 30. Period-end assets were $1.6 trillion. The Tier 1 capital ratio was 8.22 percent, down from 8.52 percent at June 30, 2007 and 8.48 percent a year ago due to the impact of the U.S. Trust acquisition.

During the quarter, Bank of America paid a cash dividend of $0.64 per share. The company also issued 9.5 million common shares related to employee stock options and ownership plans and repurchased 9.6 million common shares. Period-ending common shares issued and outstanding were 4.44 billion for the third quarter of 2007, compared with 4.44 billion for the second quarter of 2007 and 4.50 billion for the third quarter of 2006.

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Third Quarter 2007 Business Segment Results

Global Consumer and Small Business Banking1

(Dollars in millions)	Q3 2007	Q3 2006
Total managed revenue net of interest expense[2]	$11,985	$11,284
Provision for credit losses	3,121	2,049
Noninterest expense	4,971	4,619
Net Income	2,452	2,919
Efficiency ratio	41.48%	40.94%
Return on average equity	15.63	18.70
Managed loans and leases[3]	$331,656	$291,028
Deposits[3]	321,552	332,500

1  Managed basis. Managed basis assumes that loans that have been securitized were not sold and presents earnings on these loans in a manner similar to the way loans that have not been sold (i.e. held loans) are presented. For more information and detailed reconciliation, please refer to the data pages supplied with this Press Release.

2  Fully taxable-equivalent basis

3  Balances averaged for period

Managed net revenue rose 6 percent as higher card income and service charge income helped generate an 11 percent increase in noninterest income. Net income decreased 16 percent from a year ago as credit costs rose.

The provision for credit losses increased 52 percent to $3.12 billion. The increase resulted mainly from portfolio seasoning due to growth in the businesses and increased losses post bankruptcy reform. The weak housing market also contributed to adding reserves for the home equity portfolio.

•	Deposits net revenue rose 4 percent to $4.42 billion and net income increased 3 percent to $1.32 billion as service charges and debit card income rose.

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Card Services managed net revenue rose 6 percent to $6.50 billion while net income of $1.08 billion declined 25 percent as credit costs increased. Card losses stabilized and declined from the second quarter.

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Consumer Real Estate had $837 million in net revenue, a 15 percent increase, as home equity balances rose and first mortgage originations grew. Net income fell 55 percent to $73 million on higher credit costs.

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Global Corporate and Investment Banking

(Dollars in millions)	Q3 2007	Q3 2006
Total revenue net of interest expense[1]	$2,885	$5,168
Provision for credit losses	228	36
Noninterest expense	2,486	2,861
Net Income	100	1,433
Efficiency ratio	86.19%	55.36%
Return on average equity	0.91	13.82
Loans and leases[2]	$267,758	$234,800
Trading-related assets[2]	356,867	339,119
Deposits[2]	217,632	194,806

1  Fully taxable-equivalent basis

2  Balances averaged for period

Net revenue fell 44 percent as sales and trading-related revenue declined, reducing noninterest income by 95 percent. Net income fell 93 percent due to the revenue decrease and higher provision expense (see Impact of Capital Markets on Financial Results on page 2 for details).

The provision for credit losses increased to $228 million from $36 million a year ago, reflecting the impact of the weak housing market particularly on the homebuilder sector.

Spread compression continued to dampen results in Business Lending and Treasury Services, which otherwise continued to deepen client relationships while recording solid business activity.

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Business Lending net revenue rose 1 percent to $1.39 billion while net income decreased 27 percent to $379 million because of higher credit costs and continued spread compression. Average loans and leases increased 9 percent to nearly $240 billion.

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Capital Markets and Advisory Services had a net revenue loss of $184 million, reflecting declines in trading associated with the disruption in the credit markets. The business had a net loss of $717 million on sales and trading losses, declines in investment banking fees and markdowns on loans held for sale and unfunded commitments partially offset by lower incentive compensation. While results in Credit Products and Structured Products were sharply lower Liquid Products registered good gains.

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Treasury Services net revenue declined 8 percent to $1.75 billion, while net income decreased 12 percent to $558 million reflecting the sale of a merchant services business a year earlier and spread compression.

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Global Wealth and Investment Management

(Dollars in millions)	Q3 2007	Q3 2006
Total revenue net of interest expense[1]	$2,200	$1,778
Provision for credit losses	(29)	0
Noninterest expense	1,274	965
Net Income	599	513
Efficiency ratio	57.91%	54.31%
Return on average equity	19.98	20.95
Loans and leases[2]	$77,041	$61,684
Deposits[2]	127,819	100,915

(in billions)	At 9/30/07	At 9/30/06
Assets under management	$709.9	$517.0

1  Fully taxable-equivalent basis

2  Balances averaged for period

In July, Bank of America completed the acquisition of U.S. Trust, creating U.S. Trust, Bank of America Private Wealth Management, within Global Wealth and Investment Management to serve wealthy and ultra-wealthy clients.

Net revenue in Global Wealth and Investment Management increased 24 percent as higher customer activity and improved client asset inflows resulted in a 34 percent increase in noninterest income. Net income increased 17 percent from a year ago as fee income increased. The acquisition of U.S. Trust contributed about 10 percent to net revenue and 5 percent to net income.

Asset management fees increased 42 percent to a record $976 million driven by higher assets under management helped by nearly $116 billion in assets added from the acquisition of U.S. Trust, net asset inflows of more than $44 billion and increased market values of more than $38 billion.

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U.S. Trust, Bank of America Private Wealth Management net revenue rose 48 percent to $674 million and net income rose 55 percent to $143 million due to the acquisition of U.S. Trust, which contributed nearly 30 percent to net revenue and 22 percent to net income, increased lending and deposits volume and strong customer activity.

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Columbia Management net revenue rose 30 percent to $488 million supported by strong client inflows, increased market values and the addition of U.S. Trust, which contributed 6 percent to net revenue. Net income increased 46 percent to $114 million, with U.S. Trust contributing 4 percent.

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Premier Banking and Investments net revenue rose 11 percent to $948 million on record investment and brokerage services results, up 28 percent from a year ago. Net income increased 12 percent to $325 million.

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All Other1

(Dollars in millions)	Q3 2007	Q3 2006
Total revenue net of interest expense [2]	$(766)	$262
Provision for credit losses	(1,290)	(920)
Noninterest expense	(188)	418
Net Income	547	551
Loans and leases[3]	$104,061	$85,965

1  All Other consists primarily of equity investments, the residual impact of the allowance for credit losses and the cost allocation processes, Merger and Restructuring Charges, intersegment eliminations, and the results of certain consumer finance and commercial lending businesses that are being liquidated. All Other also includes the offsetting securitization impact to present Global Consumer and Small Business Banking on a managed basis. For more information and detailed reconciliation, please refer to the data pages supplied with this Press Release.

2  Fully taxable-equivalent basis

3  Balances averaged for period

All Other net income was $547 million compared with $551 million a year earlier. Revenue compared with last year was lower without the contribution from the sale of Brazil operations. This was offset partly by reduced other expenses from certain liquidating businesses. Equity investments income rose 24 percent to $852 million from $687 million.

Note: Chief Executive Officer Kenneth D. Lewis and Joe L. Price, chief financial officer, will discuss third quarter 2007 results in a conference call at 9:30 a.m. (Eastern Time) today. The call can be accessed via a webcast available on the Bank of America Investor Relations Web site at http://investor.bankofamerica.com.

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Bank of America

Bank of America is one of the world’s largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. The company provides unmatched convenience in the United States, serving more than 57 million consumer and small business relationships with more than 5,700 retail banking offices, more than 17,000 ATMs and award-winning online banking with more than 23 million active users. Bank of America is the No. 1 overall Small Business Administration (SBA) lender in the United States and the No. 1 SBA lender to minority-owned small businesses. The company serves clients in 175 countries and has relationships with 99 percent of the U.S. Fortune 500 companies and 80 percent of the Fortune Global 500. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings outlook of Bank of America Corporation. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: 1) projected business increases following process changes and other investments are lower than expected; 2) competitive pressure among financial services companies increases significantly; 3) general economic conditions are less favorable than expected; 4) political conditions including the threat of future terrorist activity and related actions by the United States abroad may adversely affect the company’s businesses and economic conditions as a whole; 5) changes in the interest rate environment and market liquidity reduce interest margins, impact funding sources and effect the ability to originate and distribute financial products in the primary and secondary markets; 6) changes in foreign exchange rates increases exposure; 7) changes in market rates and prices may adversely impact the value of financial products; 8) legislation or regulatory environments, requirements or changes adversely affect the businesses in which the company is engaged; 9) changes in accounting standards, rules or interpretations, 10) litigation liabilities, including costs, expenses, settlements and judgments, may adversely affect the company or its businesses; 11) mergers and acquisitions and their integration into the company; and 12) decisions to downsize, sell or close units or otherwise change the business mix of any of the company. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Bank of America does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. For further information regarding Bank of America Corporation, please read the Bank of America reports filed with the SEC and available at www.sec.gov.

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Columbia Mutual Funds: Please consider the investment objectives, risks, charges and expenses of Columbia mutual funds carefully before investing. Contact your financial advisor for a prospectus which contains this and other important information about the fund. Read it carefully before you invest.

Columbia Management: Columbia Management is the primary investment management division of Bank of America Corporation. Columbia Management entities furnish investment management services and advise institutional and mutual fund portfolios. Columbia Funds are distributed by Columbia Management Distributors, Inc., member NASD, SIPC. Columbia Management Distributors, Inc. is part of Columbia Management and an affiliate of Bank of America Corporation.

www.bankofamerica.com

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Bank of America Corporation

Selected Financial Data

(Dollars in millions, except per share data; shares in thousands)

Summary Income Statement	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Net interest income	$8,615	$8,586	$25,269	$25,992
Total noninterest income	7,314	9,598	28,378	28,102

Total revenue, net of interest expense	15,929	18,184	53,647	54,094
Provision for credit losses	2,030	1,165	5,075	3,440
Other noninterest expense	8,459	8,594	26,463	25,943
Merger and restructuring charges	84	269	270	561

Income before income taxes	5,356	8,156	21,839	24,150
Income tax expense	1,658	2,740	7,125	8,273

Net income	$3,698	$5,416	$14,714	$15,877

Earnings per common share	$0.83	$1.20	$3.30	$3.49
Diluted earnings per common share	0.82	1.18	3.25	3.44

Summary Average Balance Sheet	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Total loans and leases	$780,516	$673,477	$745,162	$641,909
Debt securities	174,568	236,033	179,589	235,874
Total earning assets	1,375,795	1,302,366	1,352,177	1,258,927
Total assets	1,580,565	1,497,987	1,554,760	1,457,087
Total deposits	702,481	676,851	695,465	670,552
Shareholders’ equity	134,487	129,262	133,878	129,256
Common shareholders’ equity	131,606	129,098	131,017	129,021

Performance Ratios	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Return on average assets	0.93%	1.43%	1.27%	1.46%
Return on average common shareholders’ equity	11.02	16.64	14.88	16.44

Credit Quality	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Net charge-offs	$1,573	$1,277	$4,495	$3,122
Annualized net charge-offs as a % of average loans and leases outstanding (1)	0.80%	0.75%	0.80%	0.65%
Provision for credit losses	$2,030	$1,165	$5,075	$3,440
Managed credit card net losses	2,024	1,748	6,076	4,468
Managed credit card net losses as a % of average managed credit card receivables	4.67%	4.23%	4.81%	3.68%

	September 30
	2007	2006
Nonperforming assets	$3,372	$1,656
Nonperforming assets as a % of total loans, leases and foreclosed properties (1)	0.43%	0.25%
Allowance for loan and lease losses	$9,535	$8,872
Allowance for loan and lease losses as a % of total loans and leases measured at historical cost (1)	1.21%	1.33%

Capital Management	September 30
	2007	2006
Risk-based capital ratios:
Tier 1	8.22%*	8.48%
Total	11.86 *	11.46
Tier 1 leverage ratio	6.20 *	6.16
Period-end common shares issued and outstanding	4,436,855	4,498,145

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Shares issued	9,499	29,704	49,734	98,312 (2)
Shares repurchased	(9,580)	(59,500)	(71,030)	(231,000)
Average common shares issued and outstanding	4,420,616	4,499,704	4,424,269	4,547,693
Average diluted common shares issued and outstanding	4,475,917	4,570,558	4,483,465	4,614,599
Dividends paid per common share	$0.64	$0.56	$1.76	$1.56

Summary Ending Balance Sheet	September 30
	2007	2006
Total loans and leases	$793,537	$669,149
Total debt securities	177,296	195,152
Total earning assets	1,362,543	1,216,965
Total assets	1,578,763	1,449,211
Total deposits	699,222	665,905
Total shareholders’ equity	138,510	133,597
Common shareholders’ equity	135,109	132,771
Book value per share of common stock	$30.45	$29.52

*	Preliminary data

(1)	Ratios do not include loans measured at fair value in accordance with SFAS 159 at and for the three and nine months ended September 30, 2007.
(2)	Does not include 631,145 shares issued in conjunction with the merger with MBNA.

Certain prior period amounts have been reclassified to conform to current period presentation.

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Bank of America Corporation

Business Segment Results

(Dollars in millions)

Global Consumer and Small Business Banking (1)	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Total revenue, net of interest expense (FTE) (2)	$ 11,985	$ 11,284	$ 35,168	$ 33,255
Provision for credit losses (3)	3,121	2,049	8,626	5,757
Noninterest expense	4,971	4,619	14,567	13,591
Net income	2,452	2,919	7,559	8,784
Efficiency ratio (2)	41.48%	40.94%	41.42%	40.87%
Return on average equity	15.63	18.70	16.35	18.56
Average - total loans and leases	$331,656	$291,028	$319,089	$284,261
Average - total deposits	321,552	332,500	324,867	333,709
Deposits
Total revenue, net of interest expense (FTE) (2)	$ 4,423	$ 4,272	$ 13,068	$ 12,371
Net income	1,321	1,287	3,958	3,611
Card Services (1)
Total revenue, net of interest expense (FTE) (2)	6,505	6,110	18,886	18,190
Net income	1,083	1,439	3,133	4,550
Consumer Real Estate
Total revenue, net of interest expense (FTE) (2)	837	726	2,521	2,135
Net income	73	162	436	511

Global Corporate and Investment Banking	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Total revenue, net of interest expense (FTE) (2)	$ 2,885	$ 5,168	$ 14,198	$ 16,008
Provision for credit losses	228	36	384	82
Noninterest expense	2,486	2,861	8,566	8,572
Net income	100	1,433	3,300	4,634
Efficiency ratio (2)	86.19%	55.36%	60.33%	53.55%
Return on average equity	0.91	13.82	10.38	14.59
Average - total loans and leases	$267,758	$234,800	$256,590	$230,345
Average - total deposits	217,632	194,806	215,491	191,773
Business Lending
Total revenue, net of interest expense (FTE) (2)	$ 1,388	$ 1,378	$ 4,242	$ 4,242
Net income	379	519	1,446	1,657
Capital Markets and Advisory Services
Total revenue, net of interest expense (FTE) (2)	(184)	1,927	4,853	6,413
Net income	(717)	298	453	1,308
Treasury Services
Total revenue, net of interest expense (FTE) (2)	1,751	1,901	5,250	5,447
Net income	558	634	1,634	1,742

Global Wealth and Investment Management	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Total revenue, net of interest expense (FTE) (2)	$ 2,200	$ 1,778	$ 6,096	$ 5,458
Provision for credit losses	(29)	—	(20)	(41)
Noninterest expense	1,274	965	3,317	2,881
Net income	599	513	1,761	1,650
Efficiency ratio (2)	57.91%	54.31%	54.42%	52.79%
Return on average equity	19.98	20.95	22.18	22.19
Average - total loans and leases	$ 77,041	$ 61,684	$ 70,322	$ 59,890
Average - total deposits	127,819	100,915	120,387	101,063
U.S. Trust (4)
Total revenue, net of interest expense (FTE) (2)	$ 674	$ 454	$ 1,621	$ 1,437
Net income	143	92	345	356
Columbia Management
Total revenue, net of interest expense (FTE) (2)	488	376	1,385	1,119
Net income	114	78	330	240
Premier Banking and Investments
Total revenue, net of interest expense (FTE) (2)	948	855	2,818	2,569
Net income	325	291	981	888

All Other (1)	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Total revenue, net of interest expense (FTE) (2)	$ (766)	$ 262	$ (716)	$ 241
Provision for credit losses (5)	(1,290)	(920)	(3,915)	(2,358)
Noninterest expense	(188)	418	283	1,460
Net income	547	551	2,094	809
Average - total loans and leases	104,061	85,965	99,161	67,413
Average - total deposits	35,478	48,630	34,720	44,007

(1)	Global Consumer and Small Business Banking is presented on a managed basis, specifically Card Services, with a corresponding offset recorded in All Other.
(2)

Fully taxable-equivalent (FTE) basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes.

(3)	Represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.
(4)

In July 2007, the acquisition of U.S. Trust Corporation was completed combining with the former Private Bank creating U.S. Trust, Bank of America Private Wealth Management and results of the combined business were reported for periods ending after July 1, 2007.

(5)	Represents the provision for credit losses in All Other combined with the Global Consumer and Small Business Banking securitization offset.

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Bank of America Corporation

Supplemental Financial Data

(Dollars in millions)

Fully taxable-equivalent basis data	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006

Net interest income	$ 8,990	$ 8,894	$26,368	$26,860
Total revenue, net of interest expense	16,304	18,492	54,746	54,962
Net interest yield	2.61%	2.73%	2.60%	2.85%
Efficiency ratio	52.40	47.93	48.83	48.22

Other Data	September 30
	2007	2006
Full-time equivalent employees	198,000	200,220
Number of banking centers - domestic	5,748	5,722
Number of branded ATMs - domestic	17,231	16,846

Certain prior period amounts have been reclassified to conform to current period presentation.

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Bank of America Corporation

Reconciliation - Managed to GAAP

(Dollars in millions)

The Corporation reports its Global Consumer and Small Business Banking’s results, specifically Card Services, on a managed basis. This basis of presentation excludes the Corporation’s securitized mortgage and home equity portfolios for which the Corporation retains servicing. Reporting on a managed basis is consistent with the way that management as well as analysts evaluate the results of Global Consumer and Small Business Banking. Managed basis assumes that loans that have been securitized were not sold and presents earnings on these loans in a manner similar to the way loans that have not been sold (i.e., held loans) are presented. Loan securitization is an alternative funding process that is used by the Corporation to diversify funding sources. Loan securitization removes loans from the Consolidated Balance Sheet through the sale of loans to an off-balance sheet qualified special purpose entity which is excluded from the Corporation’s Consolidated Financial Statements in accordance with generally accepted accounting principles (GAAP).

The performance of the managed portfolio is important in understanding Global Consumer and Small Business Banking’s and Card Services’ results as it demonstrates the results of the entire portfolio serviced by the business. Securitized loans continue to be serviced by the business and are subject to the same underwriting standards and ongoing monitoring as held loans. In addition, retained excess servicing income is exposed to similar credit risk and repricing of interest rates as held loans. Global Consumer and Small Business Banking’s managed income statement line items differ from a held basis reported as follows:

•

Managed net interest income includes Global Consumer and Small Business Banking’s net interest income on held loans and interest income on the securitized loans less the internal funds transfer pricing allocation related to securitized loans.

•

Managed noninterest income includes Global Consumer and Small Business Banking’s noninterest income on a held basis less the reclassification of certain components of card income (e.g., excess servicing income) to record managed net interest income and provision for credit losses. Noninterest income, both on a held and managed basis, also includes the impact of adjustments to the interest-only strip that are recorded in card income as management continues to manage this impact within Global Consumer and Small Business Banking.

•	Provision for credit losses represents the provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

All of these securitization adjustments relate to the Card Services’ business within Global Consumer and Small Business Banking.

Global Consumer and Small Business Banking

	Third Quarter 2007			Third Quarter 2006
	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$ 7,265	$ (2,085)	$ 5,180	$ 7,016	$ (1,872)	$ 5,144
Noninterest income
Card income	2,587	896	3,483	2,333	1,032	3,365
Service charges	1,519	—	1,519	1,410	—	1,410
Mortgage banking income	244	—	244	215	—	215
Gains (losses) on sales of debt securities	—	—	—	—	—	—
All other income	370	(70)	300	310	(68)	242

Total noninterest income	4,720	826	5,546	4,268	964	5,232

Total revenue, net of interest expense	11,985	(1,259)	10,726	11,284	(908)	10,376
Provision for credit losses	3,121	(1,259)	1,862	2,049	(908)	1,141
Noninterest expense	4,971	—	4,971	4,619	—	4,619

Income before income taxes	3,893	—	3,893	4,616	—	4,616
Income tax expense (3)	1,441	—	1,441	1,697	—	1,697

Net income	$ 2,452	$ —	$ 2,452	$ 2,919	$ —	$ 2,919

Average - total loans and leases	$331,656	$(104,317)	$227,339	$291,028	$(97,371)	$193,657

All Other

	Third Quarter 2007			Third Quarter 2006
	Reported Basis (4)	Securitization Offset (2)	As Adjusted	Reported Basis (4)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$(2,031)	$ 2,085	$ 54	$(1,418)	$ 1,872	$ 454
Noninterest income
Card income	739	(896)	(157)	841	(1,032)	(191)
Equity investment income	852	—	852	687	—	687
Gains (losses) on sales of debt securities	7	—	7	(480)	—	(480)
All other income	(333)	70	(263)	632	68	700

Total noninterest income	1,265	(826)	439	1,680	(964)	716

Total revenue, net of interest expense	(766)	1,259	493	262	908	1,170
Provision for credit losses	(1,290)	1,259	(31)	(920)	908	(12)
Merger and restructuring charges	84	—	84	269	—	269
All other noninterest expense	(272)	—	(272)	149	—	149

Income before income taxes	712	—	712	764	—	764
Income tax expense (3)	165	—	165	213	—	213

Net income	$ 547	$ —	$ 547	$ 551	$ —	$ 551

Average - total loans and leases	$104,061	$104,317	$208,378	$ 85,965	$ 97,371	$183,336

(1)	Provision for credit losses represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.
(2)	The securitization impact on net interest income is on a funds transfer pricing methodology consistent with the way funding costs are allocated to the businesses.
(3)	FTE
(4)	Provision for credit losses represents provision for credit losses in All Other combined with the Global Consumer and Small Business Banking securitization offset.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

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